                                                                EXHIBIT 99.g(1)

                       STATE STREET BANK AND TRUST COMPANY


                           -  HARBOR GROWTH FUND

                           -  HARBOR INTERNATIONAL FUND

                           -  HARBOR CAPITAL APPRECIATION FUND

                           -  HARBOR VALUE FUND

                           -  HARBOR BOND FUND

                           -  HARBOR MONEY MARKET FUND

                           -  HARBOR SHORT DURATION FUND

                           -  HARBOR INTERNATIONAL GROWTH FUND

                           -  HARBOR INTERNATIONAL II FUND

                           -  HARBOR SMALL CAP GROWTH FUND

                           -  HARBOR MID CAP GROWTH FUND

                           EFFECTIVE NOVEMBER 1, 2000

I.       PORTFOLIO AND FUND ACCOUNTING

         Includes: Maintaining multicurrency investment ledgers, and providing position and income reports. Maintaining general ledger and capital stock accounts in compliance with GAAP (FAS 52). Preparing daily trial balances. Calculating net asset values daily. Providing selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Street's pricing service (See Section III). (The fee is calculated using basis points per portfolio per annum: 1 basis point = 0.01%).

         All Funds (complex-wide)
         ------------------------
         First $1 Billion                            1.00 basis point
         Thereafter                                   .50 basis point

         New Fund Minimum - charged on portfolios added on or after November 1, 2000 with total net assets less than $100 million. New portfolios with assets greater than $100 million will be charged at the complex-wide annual fees.

                                                     $2,000/month

         Fund minimums on all new funds will be phased in over a period of one year.

                                    Months 0-6       Waived
                                    Months 7-12      $1,000/month/portfolio
                                    Thereafter       $2,000/month/portfolio

                  II.      GLOBAL CUSTODY

         Includes: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.


                               ASSETS       TRANSACTIONS                              ASSETS      TRANSACTIONS
                           (BASIS POINTS)       ($)                                   (BASIS          ($)
                                                                                      POINTS)
     ---------------------------------------------------------------------------------------------------------
     Argentina                 30.00           75.00          Jordan                  25.00          125.00
     Austria                    7.00           25.00          Kenya                   35.00          100.00
     Australia                  4.00           30.00          Korea                    7.00           30.00
     Bahrain                   45.00          125.00          Lebanon                 45.00          125.00
     Bangladesh                35.00          100.00          Malaysia                10.00           60.00
     Belgium                   10.00           50.00          Mauritius               45.00          125.00
     Bermuda                   12.00          100.00          Mexico                  10.00           25.00
     Bolivia                   12.00           25.00          Morocco                 35.00          100.00
     Botswana                  35.00          100.00          Namibia                 35.00           60.00
     Brazil                    27.50           75.00          New Zealand              5.00           30.00
     Bulgaria                  20.00          100.00          Netherlands              8.00           30.00
     Canada                     5.00           25.00          Norway                   8.00           50.00
     Cedel                     12.00           25.00          Oman                    45.00          125.00
     Chile                     18.00           75.00          Pakistan                25.00          100.00
     China                     18.00          100.00          Peru                    30.00          100.00
     Columbia                  35.00          100.00          Philippines             15.00           50.00
     Croatia                   35.00          100.00          Poland                  25.00           75.00
     Cyprus                    45.00          100.00          Portugal                15.00           75.00
     Czech Republic            18.00           60.00          Romania                 18.00           75.00
     Denmark                    4.00           75.00          Russia                  25.00          100.00
     Ecuador                   18.00           75.00          S. Africa                5.00           25.00
     Egypt                     18.00           75.00          Singapore               12.00           75.00
     Estonia                   45.00           50.00          Slovak Republic         25.00           75.00
     Euroclear                  3.00           25.00          Slovenia                45.00          100.00
     Finland                   12.00           60.00          Spain                   15.00           30.00
     France                     5.00           30.00          Sri Lanka               25.00          100.00
     Germany                    5.00           25.00          Swaziland               45.00           75.00
     Ghana                     35.00          100.00          Sweden                   8.00           30.00
     Greece                    18.00           75.00          Switzerland              5.00           30.00
     Hong Kong                 15.00           60.00          Taiwan                  18.00           40.00
     Hungary                   35.00          100.00          Thailand                 5.00           35.00
     India                     45.00          125.00          Tunisia                 45.00          125.00
     Indonesia                 10.00           50.00          Turkey                  12.00           45.00
     Ireland                    7.00           45.00          U.K.                     4.00           30.00
     Israel                    18.00           50.00          Uruguay                 40.00           75.00
     Italy                      5.00           30.00          Venezuela               35.00          125.00
     Ivory Coast               45.00          125.00          Zambia                  45.00          100.00
     Jamaica                   45.00          100.00          Zimbabwe                35.00          100.00
     Japan                      3.00           25.00
     ---------------------------------------------------------------------------------------------------------

           * Excludes: agent, depository and local auditing fees

               ** Transaction charge waived if brokerage provided by National
                  Securities Company.


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
UNITED STATES - for each line item processed
State Street Bank Repos                                                              $    7.00

DTC or Fed Book Entry Buy/Sell                                                       $   12.00

New York Physical                                                                    $   25.00

PTC Buy/Sell                                                                         $   20.00

All other trades                                                                     $   16.00

Maturity Collections                                                                 $    8.00

Option charge for each option written or closing contract, per issue,                $   25.00
per broker

Option expiration/Option exercised                                                   $   15.00

Interest Rate Futures -- no security movement                                        $    8.00

Monitoring for calls and processing coupons --                                       $    5.00
for each coupon issue held -- monthly charge

Holdings charge per security per month                                               $    5.00

Principal reduction payments per paydown                                             $   10.00

Dividend charges (for items held at the request of                                   $   50.00
traders over record date in street form)





III.     PRICING SERVICE

         Monthly Base Fee per Portfolio                                     $  375.00

         Monthly Quote Charge: (based on the average number of positions in portfolio)

         - Foreign Equities and Bonds via Extel Ltd.                        $    6.00
         - Listed Equities, OTC Equities, and Bonds                         $    6.00
         - Merrill & Muller                                                 $   11.00

IV.      SPECIAL SERVICES

         Fees for activities of non-recurring nature such as consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, standardized yield calculation, and other special items will be negotiated separately.



V.       FUND ADMINISTRATION REPORTS

         State Street's State Tax Report for Massachusetts and South Carolina will be provided annually for all funds with capital gain distributions at no additional charge.

         State Street's Dividend Received Deduction Report will be provided annually for all domestic equity funds at no additional charge.


VI.      OUT-OF-POCKET EXPENSES

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         Telephone/Telexes
         Wire Charges ($5.25 per wire in and $5.00 out)
         Postage and Insurance
         Courier Service
         Duplicating
         Legal Fees
         Transfer Fees
         Sub-Custodian Out-of-Pocket Charges (e.g. stamp duties, registration, etc.)
         Price Waterhouse Audit Letter (SAS70)
         Federal Reserve Fee for Return Check Items Over $2,500 -- $5.25 each GNMA Transfer - $15.00 Each






HARBOR FUND                                 STATE STREET BANK & TRUST CO.

By: /s/ Constance L. Souders                By: /s/ Stephanie A. Childs
   -------------------------                   -------------------------

Title: Vice President                       Title: Vice President
      ----------------------                      ----------------------

Date: 11/1/00                               Date: 11/1/00
     -----------------------                     -----------------------